UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2012

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2012, the Board of Directors of Vocus, Inc. (the "Company") adopted resolutions approving the Second Amended and Restated Bylaws of the Company (the "Bylaws"), to be effective as of December 13, 2012, to amend the Amended and Restated Bylaws of the Company (the "Former Bylaws").

The Bylaws reflect updates made to comply with changes in the General Corporation Law of the State of Delaware since the adoption of the Former Bylaws and to otherwise modernize the Bylaws, including the following:

(i) update of the notice of meeting provision to require that the record date be set forth in the notice of meeting;

(ii) update of the list of stockholders provision;

(iii) addition of language to the quorum provision providing that shares of its own stock belonging to the Company are not entitled to vote or be counted for quorum purposes;

(iv) addition of a process for designation of a chairperson at a meeting of stockholders in the event that the Chairman of the Board or Chief Executive Officer is not elected or is absent;

(v) inclusion of details regarding the order of business at meetings of stockholders;

(vi) addition of language regarding the revocation of proxies and irrevocable proxies;

(vii) revision of the advance notice requirements; and

(viii) revision of the process for fixing the record date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1. Second Amended and Restated Bylaws of the Company.

The description of the Bylaws set forth herein is qualified in its entirety by reference to the full text of such Bylaws, which is filed as an exhibit hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

December 18, 2012	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company.